UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2007

Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On May 3, 2007, Internet Commerce Corporation (NASDAQ:  ICCA), a Delaware corporation (the “Company” or “ICC”), and Jets Acquisition Sub, Inc., a wholly-owned subsidiary of ICC (“MergerSub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire EasyLink Services Corporation (NASDAQ:  EASY), a Delaware corporation (“EasyLink”).  Pursuant to the Merger Agreement, the Merger Sub will merge with and into EasyLink, and EasyLink will become a wholly-owned subsidiary of ICC.  The transaction has been approved by both the ICC Board of Directors and the EasyLink Board of Directors.  Under the terms of the Merger Agreement, ICC will pay $5.80 per share in cash in exchange for each share of Class A common stock of EasyLink, for an estimated aggregate purchase price of approximately $67 million.  The transaction is expected to close in the third quarter of 2007, subject to customary closing conditions, regulatory approvals, and stockholder approval by both companies.

At the effective time of the Merger, each outstanding share of EasyLink Class A common stock, other than shares owned indirectly by EasyLink or shares subject to dissenter’s rights, will be canceled and converted into the right to receive $5.80 per share in cash, without interest (the “Merger Consideration”).  In addition, all shares of EasyLink Class A common stock held in EasyLink’s 401(k) plan will be converted into the right to receive the Merger Consideration.  Following the closing of the Merger, EasyLink’s Class A common stock will no longer be listed on The Nasdaq Capital Market.

All options to acquire shares of EasyLink Class A common stock held by directors with an exercise price per share that is less than the Merger Consideration will vest immediately as of the effective time of the Merger and holders of such options will be entitled to receive an amount in cash equal to the excess of the Merger Consideration over the exercise price per share of EasyLink Class A common stock subject to the option for each share subject to the option.  All other outstanding options that are not held by a director will be replaced by ICC with a substitute option to purchase shares of ICC class A common stock.  Each substitute option will be subject to, and will vest and become exercisable in accordance with, comparable terms and conditions as the corresponding option that was in effect immediately prior to the closing of the Merger, except that each substitute option will be exercisable for that number of shares of ICC class A common stock equal to the number of shares of EasyLink Class A common stock subject to the option that is being replaced multiplied by an Exchange Ratio (as defined in the Merger Agreement).

Grants of restricted shares of EasyLink Class A common stock to certain executive officers will be converted into restricted shares of ICC class A common stock equal to (i) the product of $5.80 per share and the number of shares of restricted stock held by each holder, (ii) divided by the volume weighted average price (as defined in the Merger Agreement) of ICC’s class A common stock.  Each share of restricted stock of ICC replacing EasyLink restricted stock will be subject to the same vesting restrictions as applied to such restricted shares of EasyLink Class A common stock immediately prior to the closing of the Merger.

The Merger is subject to the approval by ICC’s stockholders of (1) the issuance of shares of ICC class A common stock issuable upon conversion of the convertible notes contemplated by the financing for the Merger and (2) an amendment to ICC’s certificate of incorporation to increase the number of authorized shares of ICC class A common stock.  In addition, the Merger is subject to customary conditions, including, among others, the adoption of the Merger Agreement by EasyLink’s stockholders and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

EasyLink has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding the operation of the business of EasyLink and its subsidiaries prior to the closing and covenants prohibiting EasyLink from soliciting or initiating discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably expected to lead to, a Superior Proposal (as defined in the Merger Agreement).  If ICC terminates the Merger Agreement because EasyLink’s Board of Directors withdraws its support for the Merger, or if EasyLink terminates the Merger Agreement to accept a Superior Proposal made by a third party, EasyLink will be required to pay a termination fee of $2.5 million to ICC.  In addition, if ICC stockholders approval is not obtained, ICC will pay EasyLink a termination fee of $2.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the execution of the Merger Agreement, EasyLink’s directors, certain of its officers and Federal Partners, L.P. entered into separate voting agreements with ICC.  These parties beneficially hold outstanding shares of EasyLink’s Class A common stock that, as of March 31, 2007, represented approximately 18.8% of EasyLink’s outstanding Class A common stock and options exercisable for EasyLink’s Class A common stock that, as of March 31, 2007, represented approximately an additional 5.4% of EasyLink’s outstanding Class A common stock.  Pursuant to each such voting agreement, such parties have agreed, among other things, to vote their shares of EasyLink Class A common stock in favor of adoption of the Merger Agreement and the Merger.

A copy of the form of voting agreement is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the voting agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of voting agreement attached hereto.

The Merger Agreement has been filed to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual, business or operational information about the parties thereto.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such Merger Agreement and as of specific dates, were solely for the benefit of the parties to such Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures:  (i) exchanged between the parties in connection with the execution of the Merger Agreement, and (ii) contained in the disclosure schedules to the Merger Agreement.  The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders are not third-party beneficiaries under the Merger Agreement and accordingly, investors and security holders should not rely on such representations and warranties, or any descriptions thereof, as characterizations of the actual state of facts or circumstances.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ICC’s or EasyLink’s public disclosures.

In connection with the proposed transaction, ICC will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  Stockholders and potential investors are strongly advised to read carefully the proxy statement and any other relevant documents filed with the SEC as they become available, because they will contain important information about the proposed transaction.  Stockholders and potential investors may obtain a copy of the proxy statement when available along with other documents filed by ICC, free of charge, by contacting ICC in writing to Internet Commerce Corporation, 6025 The Corners Parkway, Suite 100, Norcross, GA  30092, by telephone at 678-533-8000, or by accessing ICC’s website at www.icc.net or the SEC website at www.sec.gov.

Also on May 3, 2007, in order to finance the Merger, ICC entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited institutional investors (the “Purchasers”) affiliated with York Capital Management (“York Capital”) pursuant to which ICC will issue to the Purchasers in a private placement Series A Senior Secured Convertible Notes (the “Series A Notes”), Series B Senior Secured Convertible Notes (the “Series B Notes”), warrants to purchase shares of ICC’s class A common stock (the “Warrants”) and additional investment rights to acquire additional notes on the same terms as the Series A Notes (the “Additional Investment Rights”), all as more fully described in the Purchase Agreement, for an aggregate purchase price between $50 million and $60 million depending on the amount of Series A Notes which ICC elects to issue.  Subject to the terms and conditions set forth in the Purchase Agreement, the Purchasers will purchase from ICC Series A Notes in an original aggregate principal amount between $20,000,000 and  $30,000,000  (as determined by ICC) and Series B Notes in an original aggregate principal amount of $30,000,000.  The Series A Notes bear interest at the prime rate plus 75 basis points (0.75%) less an interest factor based on the performance of ICC’s class A common stock, as more fully described in the Series A Notes, and interest is payable quarterly.    The Series B Notes bear interest at the prime rate plus 300 basis points (3.00%) less an interest factor based on the performance of ICC’s class A common stock, as more fully described in the Series B Notes, and interest is payable quarterly.  Both the Series A and Series B Notes have a term of four years, are repayable in 30 equal monthly installments of principal beginning 18 months after issuance, and can be prepaid subject to a 25% prepayment penalty and certain other conditions, provided that ICC can prepay up to $15,000,000 of the Series B Notes from the proceeds of sales of assets subject to a 12.5% prepayment penalty.

The Warrants will entitle the Purchasers to acquire an aggregate number of shares of ICC’s class A common stock equal to 30% of the principal amount of the Series B Notes divided by the lesser of (i) the arithmetic average of the volume weighted average price (as defined in the Purchase Agreement) for the ten trading days prior to the closing of the Merger, (ii) the closing price on the trading day immediately preceding the closing of the Merger, and (iii) $2.53.  The Warrants are exercisable from the closing of the Merger until the fifth anniversary of the date a registration statement covering the resale of the shares issuable upon exercise of the Warrants is declared effective by the Securities and Exchange Commission.  The Additional Investment Rights entitle the Purchasers to purchase additional notes having terms similar to the Series A Notes in an aggregate principal amount up to $10,000,000.

Under the Purchase Agreement, ICC is subject to certain limitations, including limitations on its ability to incur additional debt or sell assets, make certain investments and acquisitions, grant liens and pay dividends and distributions.  ICC is also subject to financial covenants on a quarterly basis which include minimum requirements for recurring revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and the ratio of EBITDA to interest expense.  The Purchase Agreement contains certain events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other contractual obligations, change of control and noncompliance with covenants.

The issuance and sale of the securities pursuant to the Purchase Agreement will occur contemporaneously with the closing of the Merger.  At such closing, ICC’s subsidiaries will enter into guaranty agreements whereby each such subsidiary will guarantee the repayment of the Series A Notes and Series B Notes and will provide a senior security interest in all or substantially all of their assets as collateral to secure such guarantees.  At the closing ICC will also provide a senior security interest in all or substantially all of its assets, including the pledge of its shares of capital stock in its subsidiaries.  All of the proceeds from the the Purchase Agreement will be used to finance the Merger as described above.

The foregoing description of the Purchase Agreement, the Series A Notes, the Series B Notes, the Additional Investment Rights and the Warrants are qualified in their entirety by reference to the copy of the Purchase Agreement which is filed as Exhibit 2.3 to this Current Report on Form 8-K and the forms of the remaining documents filed with the Purchase Agreement as exhibits thereto.

The Merger Agreement, the Purchase Agreement and the exhibits and schedules (the “Transaction Documents”) thereto have been filed to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other factual, business or operational information about the parties thereto.  The representations, warranties and covenants contained in each Transaction Document were made only for purposes of such Transaction Document and as of specific dates, were solely for the benefit of the parties to such Transaction Document, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures:  (i) exchanged between the parties in connection with the execution of the Transaction Document, and (ii) contained in any disclosure schedules to the Transaction Document.  The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Transaction Document instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders are not third-party beneficiaries under the Transaction Documents and accordingly, investors and security holders should not rely on such representations and warranties, or any descriptions thereof, as characterizations of the actual state of facts or circumstances.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in ICC’s or EasyLink’s public disclosures.

Item 7.01  Regulation FD Disclosure.

On May 3, 2007, ICC issued a press release announcing that it had entered into the Merger Agreement, a copy of which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Beginning on May 3, 2007, the Chief Executive Officer of ICC, Thomas J. Stallings, used the material attached hereto as Exhibit 99.2 in discussion with ICC employees.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

2.1                                 Agreement and Plan of Merger among Internet Commerce Corporation, Jets Acquisition Sub, Inc. and EasyLink Services Corporation, dated as of May 3, 2007.*

2.2                                 Form of Company Voting Agreement, dated as of May 3, 2007, between Internet Commerce Corporation and certain stockholders of EasyLink Services Corporation.

2.3                                 Securities Purchase Agreement, dated as of May 3, 2007, by and among Internet Commerce Corporation and each of the purchasers identified on the signature pages thereto.*

99.1                           Press Release, dated May 3, 2007 issued jointly by EasyLink Services Corporation and Internet Commerce Corporation.**

99.2                           FAQs used in discussions with ICC’s employees beginning on May 3, 2007.**

* Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  ICC agrees to furnish a copy of any omitted schedules to the SEC upon request.

**This Exhibit is being furnished, not filed, with the Form 8-K.  Accordingly, this Exhibit will not be incorporated by reference into any other filing made by ICC with the SEC unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ICC has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET COMMERCE CORPORATION

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  May 9, 2007

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Internet Commerce Corporation, Jets Acquisition Sub, Inc. and EasyLink Services Corporation, dated as of May 3, 2007.*

2.2	Form of Company Voting Agreement, dated as of May 3, 2007, between Internet Commerce Corporation and certain stockholders of EasyLink Services Corporation.

2.3	Securities Purchase Agreement, dated as of May 3, 2007, by and among Internet Commerce Corporation and each of the purchasers identified on the signature pages thereto.*

99.1	Press Release, dated May 3, 2007 issued jointly by EasyLink Services Corporation and Internet Commerce Corporation.**

99.2	FAQs used in discussions with ICC’s employees beginning on May 3, 2007.**

*Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  ICC agrees to furnish a copy of any omitted schedules to the SEC upon request.

**This Exhibit is being furnished, not filed, with the Form 8-K.  Accordingly, this Exhibit will not be incorporated by reference into any other filing made by ICC with the SEC unless specifically identified therein as being incorporated by reference.